                                                                    Exhibit 10.4


                               AGREEMENT BETWEEN


                      SHOPPERS FOOD WAREHOUSE CORPORATION
                      (FORMERLY JUMBO FOOD STORES, INC.)

                                      AND

                      UNITED FOOD AND COMMERCIAL WORKERS
                                UNION LOCAL #27



                          EFFECTIVE: OCTOBER 1, 1993
                          EXPIRES: SEPTEMBER 30, 1997

                               TABLE OF CONTENTS

Agreement................................................................   1
Witnesseth...............................................................   1
Management Authority.....................................................   1
Recognition..............................................................   2
Union Security...........................................................   3
Hours and Overtime.......................................................   4
Wages and Employee Classification........................................   9
Night Shift Employees....................................................  13
Working Conditions.......................................................  14
Vacations................................................................  16
Holidays.................................................................  19
Leaves of Absence........................................................  20
Jury Duty................................................................  21
Seniority................................................................  22
Store Card or Decal......................................................  25
Shop Steward.............................................................  25
Health and Welfare.......................................................  26
Pension Fund.............................................................  27
Voluntary Check Off......................................................  27
Grievances and Arbitration...............................................  28
Legal....................................................................  29
Military Service.........................................................  30
Successorship............................................................  30
No Strikes and Lockouts..................................................  31
Invalidation.............................................................  31
Duration of Contract.....................................................  32
Health and Safety........................................................  33
Schedule "A" Wages.......................................................  35

Military Service.........................................................  30
Successorship............................................................  30
No Strikes and Lockouts..................................................  31
Invalidation.............................................................  31
Duration of Contract.....................................................  32
Health and Safety........................................................  33
Schedule "A" Wages.......................................................  35

                                                                    Exhibit 10.4

                                 AGREEMENT
                                 ---------

PARTIES TO AGREEMENT
--------------------

          THIS AGREEMENT made and entered into this __ day of July, 1993, between SHOPPERS FOOD WAREHOUSE CORPORATION (formerly Jumbo Food Stores, Incorporated), Washington, D. C. (hereinafter referred to as "Employer"), and UNITED FOOD AND COMMERCIAL WORKERS UNION, LOCAL 27, of Baltimore, Maryland, chartered by the United Food and Commercial Workers International Union, AFL-CIO (hereinafter referred to as the "Union").

WITNESSETH
----------

          WHEREAS, the Employer and the Union in the performance of this Agreement agree not to discriminate against any employee or applicant for employment because of race, color, religious creed, origin, age or sex; and

          WHEREAS, the parties hereto desire to establish and maintain a mutual understanding to create harmonious relations between the Employer and the employees, and to abide by this Agreement to settle any and whatever dispute may arise between them, it is, therefore, by both parties understood and agreed that:

                                   ARTICLE I
                                   ---------
                              MANAGEMENT AUTHORITY
                              --------------------

          1.1 The authority and responsibility for the management of the business, including but not limited to, the planning, direction and control of the work force shall repose exclusively in the Employer and its appointed representatives, except as provided in this Agreement.

          1.2 In the event that the Employer contemplates the introduction of major technological changes affecting bargaining unit work within the Grocery Department, advance notice of such changes will be given to the Union. If requested to do so, the Employer will meet with the Union to discuss the implementation of such changes before putting such changes into effect.

                                   ARTICLE II
                                   ----------
                                  RECOGNITION
                                  -----------

          2.1 The Employer recognizes the Union as the exclusive bargaining agency for all of its employees, except Store Managers and Receivers and Management Trainees, Security Personnel and Lottery Operators, in its retail food stores coming under the jurisdiction of the United Food and Commercial Workers Union, Local 27.

          2.2 The Employer further agrees that if the Employer should establish a new food store, or stores, within the territories described in Article II, paragraph 2.1, this Agreement shall apply to such new store or stores.

          2.3 All meat, fish or poultry, fresh, chilled, frozen, cooked or smoked, historically or customarily offered for sale by the Employer in its retail meat departments in the area covered under Article 2.1, shall be within the jurisdiction of the United Food & Commercial Workers, Local 27, and all employees engaged in these services shall be members of the United Food and Commercial Workers Union. Items referred to, processed off the premises, will continue to be handled by said members.

          1. The Employer further agrees that all fresh meat products will be cut, prepared and sold by the employee in the store covered by this Agreement.

          2. Exceptions may be made provided the Union is notified in advance and given written assurance that no member's job will be eliminated as a result of such exception. The Union agrees that it will not withhold its agreement.

          3. For the purpose of this paragraph, notified shall mean a letter for each individual introduction of a class of product (e.g., boneless sub primal cuts of meat, deveined liver, rolled veal, etc.).

          Member shall mean full time employees on the payroll actively at work on the effective date of this Agreement or who are on leave of absence or who are sick or injured and return to work as elsewhere provided for in this Agreement.

          This Agreement shall not be construed as restricting a sales representative from displaying merchandise such as beverages, perishable bakery products, potato and corn chips, cookies and kitchen non food items that are presently serving the Jumbo Food Stores Washington Division.

          It is not the Union's intention to impede progress in our Industry with respect to any new method of cutting and packaging meat, delicatessen and seafood products, and the necessity for change to accommodate a changing society.

                                  ARTICLE III
                                  -----------
                                 UNION SECURITY
                                 --------------

          3.1 It shall be a condition of employment that all employees of the Employer covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of this Agreement shall, on, the 31st day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement hired on or after its effective date, shall, on the 31st day following the beginning of such employment, become and remain members in good standing in the Union. For the purpose of this section, the execution date of this Agreement shall be considered as the effective date.

          3.2 The application of Paragraph 3.1 above is deferred in any jurisdiction where the Union Shop is not permitted by law, except for the purpose of representation, unless and until such law is declared unconstitutional or is repealed or otherwise becomes inoperative as to the operations of the Employer.

          3.3  The Employer will notify the Union in writing, within twenty-five
(25) days from the date of employment, reinstatement or transfer into the bargaining unit of any employee, of the name of such employee, the home address, place of employment, social security number, and job classification, and the date of employment, reinstatement or transfer. Upon termination of an employee for any reason the Employer shall within thirty (30) days thereafter notify the Union in writing of such termination.

                                   ARTICLE IV
                                   ----------
                               HOURS AND OVERTIME
                               ------------------

          4.1 The guaranteed basic work week for all full time employees shall be forty (40) hours per week, consisting of five (5) eight (8) hour days providing the employee is available for work as scheduled. For the purpose of this Agreement the basic work week shall be from

Monday through Saturday inclusive. Sunday work shall be isolated and shall not be a part of the basic work week.

          4.2 All time worked by an employee in excess of eight (8) hours in any one day or forty (40) hours in any work week, or in excess of thirty-two
(32) hours in any week in which one of the specified holidays fall, shall be deemed overtime unless otherwise specified in Schedule "A". Such overtime work shall be paid for at the rate of time and one-half the employee's regular rate of pay, but the employee shall not be compensated for both daily and weekly overtime. Hours which qualify for Sunday or Holiday premium pay shall not be included in computing weekly overtime.

          4.3 Employees who work an eight (8) hour shift shall work eight (8) hours in a period of either eight and one-half (8 1/2) or nine (9) consecutive hours and shall be granted an uninterrupted meal period of either one (1) or one-half (1/2) hour beginning not before three (3) hours of work nor later than five (5) hours of work. A half hour meal period shall be assigned only by mutual agreement. Employees who work a shift of less than eight (8) hours but more than five (5) hours shall be granted an uninterrupted meal period of one-half (1/2) hour, not before three (3) hours of work nor later than four (4) hours of work.

          4.4 The meal period for night crew workers shall be one-half (1/2) hour and the eight (8) hour shift shall be worked in the period of eight and one-half (8 1/2) consecutive hours.

          4.5 The Employer may establish as many shifts as necessary, and the staring time of such shifts shall be optional with the Employer. There will be no split shifts.

          4.6 Any full time employee who works later than 6:00 p.m. more than three (3) nights in any week shall be paid time and one-half (1 1/2) for the hours after 6:00 pm. on the fourth (4th) or subsequent nights, even though they may be a part of the regular shift.

          4.7 Any employees transferred into the bargaining unit from any other part of the Company shall retain their last employment date for the purpose of computing benefits, but their seniority date shall be otherwise established as of the date they commenced working in the bargaining unit.

          4.8 Work assignments for Sunday and holiday work shall be offered first to employees by classification within the store on a rotating basis from among the work force who volunteered for such work by making the request in writing to the Employer. In the event sufficient volunteers are not available, the Employer may elect to draw volunteers from other stores or direct employees to work by inverse order of seniority on a rotating basis within the store. The Employer may take into consideration the employees ability to perform the work involved. The weigher and wrapper, if qualified, and the deli clerk for the purpose of this paragraph, shall be considered the same classification.

          4.9 Overtime for employees assigned to the night shift shall be computed on the basis of base pay plus premium pay.

          4.10 On days where overtime is worked, if a second meal period is taken, it shall consist of one-half (1/2) hour duration only.

          4.11  Part time employees may be employed a maximum of thirty-five
(35) hours per week. In any week in which a part time employee works in excess of the hours specified above, the employee shall be paid for all hours worked at his appropriate full time hourly rate. When a part time employee is scheduled and/or works forty (40) hours a week for more than six (6) consecutive weeks and the work is not temporary (i.e., vacation and/or absence coverage), a full time position will be deemed to have been created. Such a full time position within the store and department where the work was performed will be filled in accordance with the following procedures:

     A. Notice of the available position will be posted seven (7) days within the store. Part time employees, within the department where the available position exists, who express in writing a desire to fill the full time position will be selected by seniority and ability to do the work.

     B. If the position cannot be filled in accordance with paragraph A above, other part time employees within this store may be selected on the same basis.

     C. If the position cannot be filled in accordance with paragraph A or B above, an employee will be selected in accordance with Section 12.7.

     No part time employee shall be employed for less than four (4) hours in a day, unless he is not available for four hours, in which case the minimum shall be three (3) hours. Part time employees who report to work pursuant to instructions and are not given work shall be paid for four (4) hours if available, but in no event for less than three (3), except employees who voluntarily leave or unless such work is unavailable due to an emergency or act of God not within the control of the Employer.

     Each calendar quarter, part time employees may be scheduled for less than four (4) hours but not less than one (1) hour to attend a store employee's meeting.

     4.12 Full time employees reporting for work at their scheduled time or on instructions from their Employer shall be guaranteed eight (8) hours at straight time rate of pay for the employee's scheduled work days and four (4) hours with pay for non-scheduled days at the overtime rate of pay. Unless such work is unavailable due to an emergency or act of God not within the control of the Employer.

     4.13 The Employer agrees to post a weekly schedule, in ink, with employee's names listed in order of seniority, and in the time clock area by noon on Saturday of the week preceding the week for which the schedule is effective, of working hours specifying the stating and finishing times and regular days off. The schedule shall contain the employee's full names and shall have the scheduled hours of each employee totaled at the end of the column. The schedule for night crew and those scheduled off on Saturday must be posted prior to the end of those employees' scheduled shift on Friday of the week preceding the week for which the schedule is effective.

     The schedule for all full time employees showing the starting and finishing time and regular days off shall not be altered after it is posted, except by mutual agreement. Each full time employee shall regularly receive the same day off each week except for weeks when business conditions may require a change in their regular day off. A seven (7) day written notice must be given in order for a full time employee's regularly scheduled day off to be changed except as referred to above.

     A part time schedule shall be complete and reflect the anticipated basic need for the store's requirements for the week.

     4.14 All employees shall be given only one fifteen 15 minute rest period
                                            ---------------------
approximately in the middle of each four (4) hour shift.

     4.15 Employees who sustain an occupational injury requiring treatment by a doctor or hospital shall suffer no loss in pay for the day the injury occurs provided the employee returns to work unless otherwise instructed in writing by the attending doctor. Such injury shall not be cause for termination of employees with more than one year's service provided he is physically able to perform his normal duties and, if not, in this event the Employer shall attempt to place such employees in another job classification. This provision shall be applicable for one year from last day worked.

                                   ARTICLE V
                                   ---------
                       WAGES AND EMPLOYEE CLASSIFICATION
                       ---------------------------------

     5.1 Employees shall be paid according to the wage scales set forth in Schedule "A" attached hereto and made a part hereof, provided, however, that employees paid above the top rate in their classifications shall receive the following hourly wage increases:

     5.2 The minimum wages provided in Schedule "A" shall apply to all new employees and each new employee is to be on probation for a period of Ninety
(90) days. If during the Ninety (90) day period it is found that the new employee is not suitable for the business, his services are to be terminated at the Employer's discretion.

     5.3 An employee who has worked within the industry during the past one (1) year shall be credited with all previous supermarket experience in the same type of work, or in the case of general merchandising or bakery employees, all previous experience in a similar capacity, proven by verification or ability, which shall be recognized as seniority for the purpose of establishing the pay scale to which the employee is entitled. The Employer, employee, and the Union will make every effort to verify all previous experience on the employee's application. If, however, complete information cannot be obtained within the first three (3) months of employment, the pay scale shall be determined by the Employer on the basis of whatever verification of experience has become available and the employee's ability.

The Employer agrees to notify the Union no later than forty-five (45) days after employment if complete verification of experience has not been obtained.

     All previous experience of any employee in the same type of work in a retail meat business within the past three (3) years, proven by verification and/or ability, shall be recognized as experience for the purpose of establishing the pay scale to which the employee is entitled. The Employer, employee and the Union will make every effort to verify all previous experience claimed on the employee's application. If, however, complete information cannot be obtained within the first three (3) months of employment, the pay scale shall be determined by the Employer on the basis of whatever verification of experience has become available and the employee's ability. The Employer agrees to notify the union no later than forty-five (45) days after employment if complete verification of experience has not been obtained.

     5.4 The service record of any new employee retained after the probationary period of ninety (90) days shall date from the time of such employee's original employment. The salary of such employee shall be retroactive to the date of employment.

     5.5 A part time employee when assigned to full time work shall be credited for his accumulated part time hours and placed on the salary scale to which he would have been entitled had these hours been accomplished as a full time employee.

     When a higher classified employee is absent from his position and another employee performs the job of the higher classified employee for the entire work week of the replaced employee, he shall receive the appropriate rate of pay of the higher classification.

     An employee promoted to a higher classification shall suffer no reduction in his hourly wage rate.

     5.6 Department Heads may be assigned in stores where designated by Employer and where assigned, they will be paid the prevailing rate as listed in Schedule "A".

     5.7 Courtesy Clerks may be assigned in stores designated by the Employer. The duties of Courtesy Clerks shall be limited to general cleaning up, bagging, setting out cases, carrying out customers' packages, unloading trucks, attending parking lot, cleaning in the immediate area of the checkstand, pulling cardboard and racking bottles. It shall be a violation of this contract for courtesy clerks to perform any duties other than those specified above. In order to remedy violations of this section the parties agree as follows:

     A. The Employer shall post in each of its stores a notice to the employees signed by an authorized Employer representative instructing all employees of the duties of courtesy clerks, and instructing all employees the performance of any other duties constitutes a violation of the contract.

     B. During any shift in which a courtesy clerk performs any work other than the above specified duties, the courtesy clerk will receive the higher classified rate of pay for the entire shift.

     C. Courtesy clerks hired after October 1, 1993 are not eligible for Health and Welfare benefits.

     5.8  A.   All meat departments shall be operated by a Head Meat Cutter, who may be relieved by a Journeyman Meat Cutter or an Apprentice.

          B. The apprenticeship program in retail stores shall be two (2) years as provided in wage Schedule A. An apprentice is a person learning all the details and developing manual skill for performing the duties of a Journeyman Meat Cutter. He shall be given a meat cutting test jointly observed by representatives of the Employer and the Union within his twenty-third (23rd) or twenty-fourth (24th) month. If he fails to qualify at this time he shall continue at the same rate of pay and be given another test at the end of his twenty-seventh (27th) month; if he fails to qualify at this time he shall be terminated.

          C. A Weigher and Wrapper is one who weighs, prices and wraps meat cut by a Journeyman or an Apprentice. He/she displays or places said meat in self-service cases or in storage. He/she may use slicing machine for cutting cheese and luncheon meats; also use a knife for cutting liverwurst or any other luncheon meat that cannot be cut by the slicing machine.

     He/she is not, however, to cut beef, pork, veal, lamb, poultry or fish with a knife or any other automatic device nor assume any work other than the above, which normally is performed by Journeymen Meat Cutters or Apprentices. He/she however, may perform general house cleaning chores, and also clean the cases, work tables, etc.

          D. All meat departments shall have in attendance one (1) Journeyman or Apprentice Meat Cutter at all times during store hours; Sunday excluded, except this provision shall not apply during meal periods in meat departments having two (2) or fewer meat cutters.

          E. In stores with three (3) or more full-time meat cutters, including Head Meat Cutter, one shall be designated First Cutter. The First Cutter classification applies to the store and not to the individual.

          F. The First Cutter will be expected to relieve the Head Meat Manager whenever the Meat Manager is absent at the First Cutter wage rate for a period of one (1) week; should the period of relief exceed one (1) week he shall be paid the relief Meat

Manager's rate of pay for the additional relief up to and including six (6) consecutive weeks, thereafter he shall be paid the Meat Manager's rate of pay during the period of such relief.

          G. In the event the First Cutter is absent, a Journeyman or Apprentice may relieve the Meat Manager and shall relieve the Relief Meat Manager for a period of two (2) consecutive weeks. After a period of six (6) full weeks of such relief, he shall then be paid the Meat Manager's rate.

                                   ARTICLE VI
                                   ----------
                             NIGHT SHIFT EMPLOYEES
                             ---------------------

     6.1 Night shift employees who work any portion of their shift between the hours of 11 p.m. and 4 a.m. shall receive a night shift premium of fifty cents
(50c) per hour for their entire shift, in addition to their straight time rate of pay; provided, however, that night shift employees on the payroll as of July 1,1990, who report to work at 4 a.m. shall receive the night shift differential for all hours worked between their starting times and 6 a.m.

     6.2 Employees on the night shift will receive their basic weekly wages plus the night premium in the computation of overtime, vacation or holiday pay.

     6.3 Night crew employees shall be permitted to start their shifts at 9:00 p.m. on Sundays or holidays at the straight time rate of pay plus the night premium.

     6.4 No employee shall be required to work a day and night shift in the same work week except by mutual agreement.

     6.5 Employees who want on or off the Night Crew shall bid as follows: A request must be in writing to the Employer and will be placed on the list referred to in Section 12.7. As day openings occur, the most senior employee on the combined list shall be assigned to the job provided the employee is available to work such hours on a regular and continuing basis.

     Employees in the Meat Department who want on or off the night crew shall bid on or off on a seniority basis in a seniority territory. No new hires shall be employed until said bids are honored, provided that said employees do so in writing.

                                  ARTICLE VII
                                  -----------
                               WORKING CONDITIONS
                               ------------------

     7.1 The Employer will furnish and launder all store linen which it requires its employees to wear, except that when the Employer supplies Dacron or similar type uniforms for employees, that may be laundered by the employee.

     7.2 The Employer shall have the right to discharge or discipline any employee for good cause such as dishonesty, intoxication during working hours, drinking or gambling on Employer's premises, or other serious violations of Company rules and regulations as included in the Employee Handbook, or direct refusal to obey orders by the Employer which are not in violation of this Agreement, provided, however, that no employee shall be discharged or discriminated against because of membership in the Union or for Union activities.

     7.3 Representatives of the Union may visit the Employer's stores for the purpose of observing working conditions and to see that this Agreement is being complied with, investigating the standing of employees and inspecting the pay records which shall be available for a reasonable length of time. Employees shall be furnished duplicate pay vouchers weekly.

     7.4 No employee shall suffer a reduction of hourly wage rates, increase of hours, or reduced vacation time solely by the signing of this Agreement.

     7.5 If a physical examination or health permit is required by the Employer or local government, all expenses attached to same shall be borne by the Employer.

     7.6 If any employee is required to work in more than one (1) store in the same day, the time required for travel between the stores shall be included as a portion of the employee's work day and considered as time worked for all purposes.

     7.7 Employees shall be at their stores ready for work at their scheduled starting time, otherwise, they are reporting late. They shall remain at their work until their scheduled quitting time.

     7.8 Employees shall have a minimum of ten (10) hours off between the ending of their schedule and the starting of their next schedule. Any employee who works during this ten (10) hour period shall be paid for such time at the rate of time and one-half (1 1/2). Any employee may elect to have an eight (8) hour "turnaround" solely for the employee's benefit, however, the overtime penalty would not apply. This selection must be in writing with a copy to the Store Manager.

     7.9 The Employer shall maintain a first aid kit, fully equipped, in each store to be available for all shifts worked.

     7.10 Notice concerning Union business will be posted in designated locations in the stores, after approval by management.

     7.11 No employee shall be required to make good any bad checks cashed unless said checks are cashed in violation of the Employer's rules and regulations, which have previously been given to the employee in writing.

     7.12 No employee shall be given a polygraph (lie detector) test, unless the Union agrees in writing.

     7.13 Time spent at legal proceedings at the request of the Employer or Employer Counsel shall be compensated at straight time rates. Such compensation shall also be paid for time spent at legal proceedings to which the employee is subpoenaed to give testimony for the benefit of the Employer provided the employee has given the Store Manager prompt notice of the subpoena. Such hours shall not be considered as time worked in the computation of daily or weekly overtime unless it is part of the regularly scheduled work week.

     7.14 The Employer will discuss, investigate and correct any problem of jackets or gloves in connection with frozen food lockers and dairy.

     7.15 The Company shall provide mesh gloves for Seafood Clerks and Meat Cutters. The employees shall not be required to make a deposit for these gloves provided that the employees must wear the gloves at all times when they are working and, provided further, that if the employee loses the gloves, the employee is responsible for the cost of replacement.

                                  ARTICLE VIII
                                  ------------
                                   VACATIONS
                                   ---------

     8.1 Full time employees with one (1) or more years of continuous service shall be granted vacations as follows:

ANNUAL VACATION                               PRO-RATA VACATIONS ON TERMINATION
---------------                               ---------------------------------
One week uninterrupted after one year        1/12 week for each additional month
Two weeks uninterrupted after three years    2/12 week for each additional month
Three weeks uninterrupted after eight        3/12 week for each additional month
years

Four weeks uninterrupted after twenty        4/12 week for each additional month
years

     Part time employees who have been employed for twelve (12) months shall receive pro-rated vacation based on the average straight time hours worked during the preceding year subject to the same conditions as pertain to full time employees.

     Full Time employees with fifteen (15) years or more of service, and employees who reach fifteen (15) years of service during the life of the agreement, shall receive a bonus of one (1) week's pay. Part time employees shall receive pro-rated bonus pay based on the average straight time hours worked during the preceding year.

     8.2 Part time employees who change to full time will receive credit for the vacation earned on the basis of forty (40) hours being equal to one (1) week of work. In the computation of future vacations, credit shall be given for hours worked as a part time employee and the vacation anniversary date adjusted accordingly.

     8.3 Full time employees changing to part time will continue their original vacation anniversary date and will receive part time vacation on the basis of average hours worked during the vacation year. The original employment date will be the basis for determining eligibility.

     Employees discharged for proven or acknowledged dishonesty shall not be entitled to any vacation pay.

     8.4 Vacation time shall be computed from date of employment or anniversary of vacation eligibility date, and shall be taken at a time convenient to both the employee and the Employer, and shall be paid at the rate of pay in effect at the time the vacation is taken. An employee who is absent from work for less than sixteen (16) weeks during his anniversary year shall receive his full vacation allowance but if absent for reasons other than illness or for illness for more than sixteen (16) weeks or in the case of Workmen's Compensation cases for more than six (6) months, he shall receive one-twelfth (1/12) his vacation entitlement for each full month worked during the anniversary year.

     8.5 When a holiday designated in Article IX, paragraph 9.1 occurs during an employee's vacation, the employee shall be entitled to an extra day's vacation, said day to be continuous with employee's vacation, or cash in lieu thereof, based on straight time pay for an eight (8) hour work day.

     8.6 Seniority of employees shall be the governing factor in selection of vacation dates.

     8.7 Vacation pay is to be paid to the employee prior to the day the vacation begins. If the employee's vacation pay is not available when he is scheduled to leave he will be paid from store funds.

     8.8 From January 1st to March 31st each year, employees shall select their desired date for vacation for that year. Said selection will be awarded on a seniority basis within each department. After March 31st, employees may select vacant weeks by seniority but may not bump less senior employees who have exercised their vacation selection during the bid period. Vacations requested after the bid period will be honored on a first-come, first-served basis. Employees may take vacation in any of the fifty-two (52) calendar weeks, subject to management approval.

     The vacation schedule of any employee cannot be changed, except by mutual agreement. The vacation schedule shall be available on request by an employee.

                                   ARTICLE IX
                                   ----------
                                    HOLIDAYS
                                    --------

     9.1 The Employer agrees that the following days shall be observed as holidays for all employees. When a holiday falls on a Sunday the following Monday shall be observed.

          New Year's Day            Labor Day
          Decoration Day            Thanksgiving Day
          Independence Day          Christmas Day

     Part time employees will be paid four (4) hours pay if they are normally scheduled to work on one of the above mentioned holidays. The store manager shall maintain a list of employees who have worked four (4) of the previous five
(5) weeks on the day the holiday falls, when determining eligibility for holiday pay.

     9.2 Work performed on Sunday shall be compensated for at time and one-half (1-1/2) the employee's straight time rate of pay.

     9.3 Full time employees who complete six (6) months continuous service with the Employer, shall be entitled to three (3) personal holidays in each calendar year, and part time employees shall be entitled to one (1) personal holiday per calendar year, at a mutually agreeable time, with two (2) weeks prior notice to the store manager.

     9.4 Full time employees shall be granted holiday pay based on an eight (8) hour day. Part time employees will be paid four (4) hours pay for the holiday.

     9.5 To receive the aforementioned holiday pay, an employee shall be at work on the scheduled working day preceding and the scheduled work day following such holiday, except for those on vacation or authorized leave. Holiday pay shall be given to an employee who is prevented from working on his scheduled day before or his scheduled day after the holiday because of illness to the employee, or the employee's wife, husband or child, of such a serious character as to require the employee to remain away from work. This seriousness must be attested to by a physician. Holiday pay shall be granted to an employee who does not work his scheduled day before or his scheduled day following the holiday in the event the employee's absence is caused by a verified accident. Provided, however, that in all events the employee must work at least one (1) day during the week in which the holiday falls in order to qualify for holiday pay.

                                   ARTICLE X
                                   ---------
                               LEAVES OF ABSENCE
                               -----------------

     Subject to the following conditions, employees shall be granted leaves of absence which shall not interrupt their service records:

     10.1 Leave of absence shall be granted up to one (1) year without pay when an employee with six (6) or more months of continuous service is unable to work because of sickness, accident or pregnancy, and this leave shall become effective after their final sick benefit payment is made. The disability must be attested to by a registered physician. However, in the event such employee is unable to return to work at the expiration of his leave period, he shall be entitled to an additional leave of six (6) months (twelve (12) months for workers compensation leaves) if he submits satisfactory medical evidence that he will be able to return to his regular duties within the said additional period. The employee must give two (2) weeks notice in writing prior to the date he intends to return to work.

     10.2 In the case of death in the immediate family, namely the death of a parent, spouse, child, brother, sister, grandparent, parent-in-law or legal guardian of any full time employee requiring the employee's absence from his regularly scheduled assignments, the employee shall be granted leave of absence with pay of three (3) consecutive work days; part time employees shall become eligible for leave after twelve (12) months of continuous service.

     10.3 All employees who serve in the National Guard or military reserve units which require annual training shall be granted the necessary leave without pay to fulfill the annual training requirements of the unit in which they serve. Such employee shall give the Employer two (2) weeks prior notice.

     10.4 Any member of the Union employed by the Employer who is elected to a permanent office in the Union or is assigned by the Union to a Union activity necessitating leave of absence, shall be granted such leave of absence and shall, at the end of the term in the first instance or at the end of his mission in the second instance be given reemployment at his former wage rate plus any increase or less any reduction that may have become effective during his absence.

     10.5 Approved leaves of absence for reasons other than those listed above shall not interrupt an employee's service record.

                                   ARTICLE XI
                                   ----------
                                   JURY DUTY
                                   ---------

     All employees summoned and serving on juries will be granted time off when needed for actual jury duty and will receive the difference between their straight time basic weekly pay (average hours for part time employees) and the amount received while on jury duty, except such jury duty pay which they receive while serving on their regularly scheduled day off. During the time employees are serving on said juries, their schedules shall be arranged to provide a shift ending nine (9) hours after the time the employees are required to report for such service. An employee who is discussed from such service sufficiently early to enable him to work four (4) hours or more of his scheduled shift shall report to his store to complete his shift. This obligation on the part of the Employer shall be limited to thirty (30) days in each calendar year.

                                  ARTICLE XII
                                  -----------

                                   SENIORITY
                                   ---------

     Except as modified by the provisions of this Collective Bargaining Agreement, the seniority provisions of the following article shall be applied in the same manner as the seniority articles in the respective parties' collective bargaining agreements prior to the execution of this collective bargaining agreement.

     12.1 Seniority for the purpose of this Agreement shall be calculated by continuous service from the last date of employment (except as otherwise provided). A seniority list for all full time employees and a separate list for all part time employees shall be set up by the Employer and shall be furnished to the Union upon request. Seniority shall prevail in the following instances in the manner as listed hereafter; A. Store, B. Entire Bargaining Unit.

     12.2 The Employer recognizes the principle of seniority as being one in which the movement of an employee from one job to another or from one location to another through promotion, demotion, layoff, recall after layoff, or permanent transfer, shall be governed by the length of service of the employee and the employees ability to perform the work.

     12.3 In all layoffs the ordinary rules of seniority shall prevail with due consideration given to the job classification, fitness for the work involved, ability to perform the work involved, and the practicability of applying the rules of seniority in the particular case. Employees laid off for periods of
                                                              --------------
less than one (1) year shall have preference to
----------------------
reinstatement in the reverse order. The service record of such reinstated employee shall not be interrupted. Sickness does not count as layoff. Full time employees to be reduced to part time may exercise their right to a complete layoff without prejudice to their right to recall.

     12.4 A full time employee shall have seniority over a part time employee, to the extent that a full time employee who is laid off in order of seniority may claim a part time schedule calling for a reduction of hours provided due consideration is given to job classification and to fitness to perform the work involved. Part time employees shall have seniority over other part time employees under the same conditions.

     12.5 Full time employees reduced from full time to part time through no fault of their own will retain full time Health and Welfare coverage for a maximum of six (6) months. The Employer will contribute the full time health and welfare contribution for said period of time.

     12.6 Seniority and the employee's ability to perform the work shall be given consideration in regard to promotion within the bargaining unit. If the employee fails to qualify within a reasonable time for the upgraded position, he or she will be afforded the opportunity to return to his or her former classification without loss of seniority. The Employer will notify the Union of
                                          -------------------------------------
all promotions to department head classification.
-------------------------------------------------

     12.7 A part time employee when assigned to full time work shall be credited for their part time hours and placed on the seniority list to which they would have been entitled had these hours been accomplished as a full time employee.

     Part time employees desiring full time work and lower classified food employees desiring to be upgraded in classification shall be given preference for such work in accordance with the following procedure:

     Employees who desire upgrading as described above shall notify the Employer's Personnel Department in writing with a copy to the Union, during the periods of March 1st to March 21st and September 1st to September 21st, each year. Such letters shall remain valid for eighteen (18) months.

     First consideration for any such vacancies shall be given to employees with a current request in order of the employee's seniority with ability to do the work to be considered. However, full time night crew employees will be given priority consideration for available full time day vacancies within the food clerk classification.

     When the files of request letters has been exhausted, all employees regardless of the length of service will be considered for available openings on a store-by-store basis before seeking outside applicants.

     Only requests for permanent classification change will be valid and failure to be available thereafter for such work for a period of twenty-six (26) weeks after obtaining such status, except for reasons beyond the employee's control shall be barred from future requests for a period of twelve (12) months.

     Failure to accept an offer of such work in any of the Employer's stores shall result in removal of the employee's request for the balance of that six
(6) month period, but it shall not bar the employee from future requests. Except any employee who declines a full time night crew position will not be removed from the list for the balance of the active bid.

     Part time employees who are promoted to full time will receive credit for time worked on the basis of forty (40) hours being equivalent to one (1) week and the employee's full time seniority date will be adjusted accordingly. The Employer and the Union agree to exchange a list of part time employees requesting full time jobs during the months of April and October each year. This list will contain the employee's name, social security number, store number, and the date the letter was received by their respective office. The Union shall be notified of all full time openings.

                                 ARTICLE XIII
                                 ------------

                              STORE CARD OR DECAL
                              -------------------

     The Union agrees to furnish to the Employer one Union Store Card, and/or Decal, for each of the Employer's stores. Such card or decal shall remain the property of the United Food and Commercial Workers International Union and shall display such Union Card or Decal in a conspicuous area accessible to the public in each establishment covered by this Agreement.

                                  ARTICLE XIV
                                  -----------

                                 SHOP STEWARD
                                 ------------

     14.1 The Union shall have the right to appoint two (2) Shop Stewards in each store, whose duties shall be to report any irregularities to the Union. In no instance shall the shop stewards be discriminated against for discharging such duties, provided such duties do not unreasonably interfere with the regular performance of their work for the Employer. Shop Stewards shall report all irregularities to the store manager prior to reporting same to the Union.

     14.2 The Shop Stewards shall not be threatened, coerced or intimidated for performing Union activities. Shop Stewards may not be transferred, except in the case of promotion, unless the Union agrees in writing. The Union agrees that it shall not arbitrarily withhold such permission.

     14.3 In the interest of promoting cooperative relations, the store manager shall introduce each new employee in his store to the Union Shop Steward within one (1) week after the new employee reports to work. Stewards shall give the new employee a copy of the contract and shall explain its operation. The Shop Steward may answer any questions the employee asks him. They may request the new employee to join the Union and may make arrangements for the new employee to become a member.

     14.4 The Union shall furnish to the Employer a complete list of shop stewards which shall be amended from time to time as may be necessary. Shop stewards will be granted a one (1) day leave per year with pay to attend a shop steward seminar. The Union must notify the Employer at least two (2) weeks in advance thereof. The shop steward must, upon retiring from the leave, present the store manager with written evidence from the Union that the steward has used the leave for the purpose for which the leave was intended. For purposes of the above only, one shop steward per store will be eligible for pay for said leave.

                                  ARTICLE XV
                                  ----------

                              HEALTH AND WELFARE
                              ------------------

     15.1 The Employer will continue to participate in the FELRA and UFCW Health and Welfare Fund by making monthly contributions to said Fund in amounts determined by the Board of Trustees necessary to maintain current and new benefits in Plan X for each appropriate full and part time employee on the Employer's payroll on the first day of each month. The contribution by the Employer will commence for full time employees with the first full payroll month following the completion of six (6) months of continuous employment with the Employer; for part time employees contribution by the Employer will commence with the first full payroll month following the completion of twelve (12) months of continuous employment with the Employer.

     15.2 After twelve (12) months of continuous employment, appropriate part time employees may apply for dependent coverage by submitting a request for payroll deductions to the Employer. The monthly rate to be paid by the employee shall be sixty-five dollars ($65.00). Subsequent increases in the dependent coverage rates shall be effective when the Company is notified in writing of such increases by the FELRA and UFCW Health and Welfare Fund.

                                  ARTICLE XVI
                                  -----------

                                 PENSION FUND
                                 ------------

     The Employer shall contribute to the UFCW Unions & Participating Employers Pension Fund (hereinafter called the "Fund"), a total of fifteen cents (15c) per hour for all straight time hours paid, for all employees not presently covered by a union pension plan who received compensation from the Employer during the month. The contribution by the Employer for new employees will commence with the first full payroll week following completion of thirty (30) days of continuous employment with the Employer, retroactive to the date of employment.

                                 ARTICLE XVII
                                 ------------

                              VOLUNTARY CHECK OFF
                              -------------------

     17.1 The Employer shall check off initiation fees and dues from all members who authorize in writing such deductions weekly, and shall make every effort to remit the same to the Secretary-Treasurer of Local No. 27 as soon as possible following the last deduction each month.

     17.2 The Employer agrees to check off authorized amounts from employees' pay checks, and remit same to the credit union office prior to the eighth (8th) day of each month for the preceding calendar month.

     17.3 The Employer agrees to check-off authorized amounts on a weekly basis and remit on a monthly basis, from employees who sign Active Ballot Club deduction authorization forms, to the Local 27 Active Ballot Club.

                                 ARTICLE XVIII
                                 -------------

                          GRIEVANCES AND ARBITRATION
                          --------------------------

     18.1 In the event a grievance or dispute arises under the terms and during the life of this Agreement that cannot be adjusted by the Union and the Employer within a reasonable time, either party may request that such grievance or dispute be submitted, to arbitration, as follows:

     Either party shall, in writing, notify the other of the need for the appointment of a Board of Arbitration and shall at the same time state the name of its representative on said Board. Within three (3) days after receipt of such notice, the other party shall designate, in writing, the name of its representative on said Board. The two (2) members so selected shall within five
(5) days select a third (3rd) member of the Board of Arbitration. If within the said five (5) days the two (2) members are unable to agree on the third (3rd) member of the Board, either party may request the American Arbitration Association to designate the third (3rd) member of the Board. The Board of Arbitration shall meet within five (5) days after the selection of the third
(3rd) member, who shall be its Chairman, and shall conduct a hearing and receive testimony and shall thereafter, within five (5) days, submit its findings and render its decision in writing. The decision of a majority of the Board shall be binding and conclusive on the parties hereto as well as on the parties directly affected thereby. The expense of the third (3rd) member of the Board shall be borne equally between the Employer and the Union. There shall be no strike or lockout pending the decision of the Board of Arbitration. Thereafter, within five (5) days, submit its findings and render its decision in writing. The decision of a majority of the Board shall be binding and conclusive on the parties hereto as well as on the parties directly affected thereby. The expense of the third (3rd) member of the Board shall be borne equally between the Employer and the Union. There shall be no strike or lockout pending the decision of the Board of Arbitration.

     18.2 Under all circumstances an employee or the Union must give the Employer notice in writing of intention to contest a discharge or disciplinary action within thirty (30) days from the date on which the employee has received notice of the discharge or disciplinary action. If such notice is not so given, the aggrieved party and the Union shall be deemed to have waived its or their rights to arbitration.

                                  ARTICLE XIX
                                  -----------

                                     LEGAL
                                     -----

     Effective the signing of this Agreement, the Employer shall maintain benefits in the United Food and Commercial Workers and FELRA Legal Benefit Trust (hereinafter referred to as the "Fund"), by making contributions in the amount set by the Trustees of said Fund for each employee who is on the Employer's payroll on the first day of each month. The monthly contribution by the Employer for employees will commence with the first payroll week of the month following the completion of one (1) year of continuous employment with the Employer.

                                  ARTICLE XX
                                  ----------

                               MILITARY SERVICE
                               ----------------

     The Employer will comply with the applicable laws of the United States concerning the reemployment of persons leaving the military service, he shall receive whatever vacation pay is due him. The applications of this provisions will comply with the Military Selective Service Act of 1967 as amended. Because the schedule of progressive wage rates provided for by Schedule "A" hereof depends upon actual experience on the job, a person reemployed pursuant to this Article shall, for purposes of Schedule "A", be credited only with months of actual payroll service. A person so reemployed shall be paid the current rate for the appropriate job classification based on his actual job experience.

                                  ARTICLE XXI
                                  -----------

                                 SUCCESSORSHIP
                                 -------------

     This Agreement shall be binding upon all signatories hereto, and their successors and assigns, whether such status is created by sale, lease, assignment or any other type of transfer or transaction. In consideration of the Union's execution of this Agreement, the Employer promises that its operations covered by this Agreement or any part thereof shall not be sold, conveyed or otherwise transferred or assigned to any successor without first securing the agreement of the successor to assume the Employer's obligation under this Agreement to offer employment to all of the Employer's current employees. Provided, however, that the economic provisions of this Agreement may be reopened if upon mutual agreement of the successor employer and the Union the signatory employer's operation is sold, conveyed, transferred, or assigned to a successor employer who is engaged in a substantially different retail food operation. The foregoing shall be applicable only in separate transactions where the Employer sells or transfers more than ten percent (10%) of the facilities covered under this Agreement, but shall not apply to any facility which is sold or transferred and remains closed for thirty
(30) days or more.

     In the event that the successor employer and Union agree to reopen the contract with respect to the economic provisions thereof, and in the further event that the parties are unable to reach a new agreement with respect to economic terms and conditions, the current agreement will remain in full force and effect.

                                 ARTICLE XXII
                                 ------------

                            NO STRIKES AND LOCKOUTS
                            -----------------------
     Except for:

     1.   Refusal to comply with the arbitration machinery set forth herein, or

     2. Refusal to comply with the decision of the Board of Arbitration, there will be no strikes or lockouts during the existence of this Agreement. The Union agrees that during such time it will not order, but will use every effort to prevent a concerted cessation of work by any of the employees of the Employer for any reason. Nothing herein contained shall compel any employee to walk through a picket tine, provided the picket line has the sanction of its own Union and the United Food and Commercial Workers International Union.

                                 ARTICLE XXIII
                                 -------------

                                 INVALIDATION
                                 ------------

     Should any Article, section or portion hereof, of this Agreement be held unlawful and unenforceable by any court of competent jurisdiction, such decision of the court shall apply only to the specific Article, section, or portion thereof directly specified in the decision, provided, however, that upon such a decision the parties agree immediately to negotiate a substitute for the invalidated Article, section, or portion thereof.

                                 ARTICLE XXIV
                                 ------------

                             DURATION OF CONTRACT
                             --------------------

     This Agreement shall continue in effect from October 1, 1993 and shall remain in force until and including September 30,1997, and from year to year thereafter, with the right of either party to reopen upon written notice, not less than sixty (60) days prior to September 30, 1997, or the 1st day of July of any subsequent year thereafter of a desire either to change or terminate this Agreement. In the event either party serves notice, it is agreed that the Employer and the Union shall immediately begin negotiations on the proposed changes and that, pending the results of such renegotiation, neither party shall change the conditions existing at the time under the contract.

     IN WITNESS WHEREOF, the parties hereto caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereunto affixed this 1st day of October, 1993.



     FOR THE EMPLOYER                        FOR THE UNION
     JUMBO FOOD STORES/SHOPPERS              UNITED FOOD AND COMMERCIAL
     FOOD WAREHOUSE                          WORKERS UNION, LOCAL 27

     /s/ Robert N. Herman                    /s/
     -------------------------------         -------------------------------
                                             /s/
     -------------------------------         -------------------------------

                               HEALTH AND SAFETY
                               -----------------

     A. The Employer, recognizing the importance of a safe and healthy work place, shall institute a program to insure and maintain the guarantee of a safe and healthful work place free of all unsafe recognized hazards to all its employees.

     B. The Employer shall furnish and supply all of the necessary protective equipment that is required by Federal, State or Local Law or designated by the Employer at no cost to the employee.

     C. The Employer shall train all employees in the use, handling and maintaining of all tools and equipment in the work area they are assigned.

                         RECORDS ON SAFETY AND HEALTH

     A. The Employer shall make available all records containing all government inspections, O.S.H.A. regulations, citations and lost time, accidents or illnesses within thirty (30) days of receipt of such infraction or occurrence of such accidents.

     B. The Employer further agrees to make available to the Union all test results from toxicity materials or chemicals that the employees may come in contact with within thirty (30) days.

     C. The Company shall make available to the Union all forms and records necessary for the reporting of accidents, illnesses or O.S.H.A. violations.

                             JOB SAFETY COMMITTEES

     A. There shall be established in each plant or store a joint safety committee comprised of one or more employees from the work area of a plant or store and representatives of management to meet at least once or more each month to discuss health and safety conditions in the plants or stores. The committee will make recommendations in the area of safety and health, handle employee complaints, distribute information concerning Safety and Health and make available results of all plant inspections or violations of O.S.H.A. The committee shall make at least one walk around inspection of the plant or store each month to discuss and observe safety compliance with the employees in their work areas.

     B. The union shall have the right to conduct a walk around with the representatives on the Safety Committee from the employees to observe health and safety conditions or problems.

     C. The Safety Committee and or Shop Steward shall accompany government inspectors for walk arounds and any other committee business in respect to safety and health while still on Company time and without loss of pay.

     D. All safety violations shall be reported to the Company in writing and shall be complied with as soon as possible, and action taken by the Company shall be reported to the Safety Committee in writing.


                              SCHEDULE "A" WAGES
                              ------------------
Asst. Mgrs.                 10/01/93       10/01/94       10/01/95      10/01/96

                              $14.41         $14.81         $15.21        $15.61
                                 .30            .40            .40           .40

Grocery, Deli, Produce
& Front End Managers:
                            10/01/93       10/01/94       10/01/95      10/01/96

                              $14.06         $14.46         $14.86        $15.26
                                 .30            .40            .40           .40

Bakery Mgrs:                10/01/93       10/01/94       10/01/95      10/01/96

                              $11.55         $11.95         $12.35        $12.75
                                 .30            .40            .40           .40

Meat Manager:               10/01/93       10/01/94       10/01/95      10/01/96

                              $15.61         $16.01         $16.41        $16.80
                                 .30            .40            .40           .39

Relief Meat Mgr.            10/01/93       10/01/94       10/01/95      10/01/96

                              $15.32         $15.72         $16.12        $16.52
                                 .30            .40            .40           .40

First Cutter:               10/01/93       10/01/94       10/01/95      10/01/96

                              $15.00         $15.35         $15.70        $16.05
                                 .26            .35            .35           .35

Journeyman:                 10/01/93       10/01/94       10/01/95      10/01/96

                              $14.11         $14.51         $14.91        $15.31
                                 .30            .40            .40           .40

Meat App:                   10/01/93       10/01/94       10/01/95      10/01/96
Start                          $6.50          $6.50          $6.50         $6.50
6 Months                        6.75           6.75           6.75          6.75
12 Months                       7.00           7.00           7.00          7.00
18 Months                      11.20          11.60          12.00         12.40
                                 .30            .40            .40           .40
Meat Apprentice hired after 10/01/93

                            10/01/93       10/01/94       10/01/95      10/01/96
Start                          $6.50          $6.50          $6.50         $6.50
6 Months                        6.75           6.75           6.75          6.75
12 Months                       7.00           7.00           7.00          7.00
18 Months                       7.50           7.50           7.50          7.50
24 Months                       8.00           8.00           8.00          8.00
30 Months                       8.50           8.50           8.50          8.50
36 Months                       9.00           9.00           9.00          9.00
42 Months                      10.00          10.00          10.00         10.00
45 Months                      11.20          11.60          12.00         12.40
                                                .40            .40           .40
Sea Food Clk:               10/01/93       10/01/94       10/01/95      10/01/96
Start                          $5.50          $5.50          $5.50         $5.50
60 Days                         5.75           5.75           5.75          5.75
6 Months                        6.00           6.00           6.00          6.00
12 Months                       7.00           7.00           7.00          7.00
18 Months                      11.70          12.10          12.50         12.95
                                 .30            .40            .40           .45

Seafood Clerks hired after 10/01/93 are on Clerks, Weighers & Wrappers scale.


Full Time Clerks, Weighers & Wrappers:

                            10/01/93       10/01/94       10/01/95      10/01/96
Start                          $5.50          $5.50          $5.50         $5.50
60 Days                         5.75           5.75           5.75          5.75
6 Months                        6.00           6.00           6.00          6.00
12 Months                       6.50           6.50           6.50          6.50
18 Months                       7.00           7.00           7.00          7.00
24 Months                       7.50           7.50           7.50          7.50
30 Months                       8.00           8.00           8.00          8.00
36 Months                      10.60          11.00          11.40         11.85
                                 .35            .40            .40           .45
Full Time Clerks, Weighers & Wrappers hired after 10/01/93:

                            10/01/93       10/01/94       10/01/95      10/01/96
Start                          $5.50          $5.50          $5.50         $5.50
6 Months                        6.00           6.00           6.00          6.00
12 Months                       6.50           6.50           6.50          6.50
18 Months                       7.00           7.00           7.00          7.00
24 Months                       7.50           7.50           7.50          7.50
30 Months                       8.00           8.00           8.00          8.00
36 Months                       8.50           8.50           8.50          8.50
42 Months                       9.50           9.50           9.50          9.50
45 Months                      10.60          11.00          11.40         11.85
                                                .40            .40           .45

Full Time Clerks, Weighers & Wrappers above Top Scale employees:

                                 .25            .35            .35           .35


Part Time Clerks, Weighers & Wrappers:

                           10/01/93        10/01/94       10/01/95      10/01/96
Start                         $5.25           $5.25          $5.25         $5.25
60 Days                        5.50            5.50           5.50          5.50
6 Months                       5.75            5.75           5.75          5.75
12 Months                      6.10            6.10           6.10          6.10
18 Months                      6.60            6.60           6.60          6.60
24 Months                      7.10            7.10           7.10          7.10
30 Months                      7.60            7.60           7.60          7.60
36 Months                      9.75           10.15          10.55         11.00
                                .35             .40            .40           .45
Part Time Clerks, Weighers & Wrappers hired after 10/01/93:

                           10/01/93        10/01/94       10/01/95      10/01/96
Start                         $5.25           $5.25          $5.25         $5.25
6 Months                       5.75            5.75           5.75          5.75
12 Months                      6.10            6.10           6.10          6.10
18 Months                      6.60            6.60           6.60          6.60
24 Months                      7.10            7.10           7.10          7.10
30 Months                      7.60            7.60           7.60          7.60
36 Months                      8.10            8.10           8.10          8.10
42 Months                      8.60            8.60           8.60          8.60
45 Months                      9.75           10.15          10.55         11.00
                                                .40            .40           .45

Above Top Scale employees:
                                .25             .35            .35           .35


Porters:

                            10/01/93       10/01/94       10/01/95      10/01/96
Start                          $5.00          $5.00          $5.00         $5.00
6 Months                        5.30           5.30           5.30          5.30
12 Months                       5.60           5.60           5.60          5.60
18 Months                       6.00           6.00           6.00          6.00
24 Months                       9.10           9.50           9.90         10.30
                                 .30            .40            .40           .40

Porters hired after 10/01/93 are on Service Clerk scale.

Above Top Scale Employees:
                                 .25            .35            .35           .35
Courtesy Clerks:

                           10/01/93        10/01/94       10/01/95      10/01/96
Start                         $4.40           $4.40          $4.40         $4.40
60 Days                        4.65            4.65           4.65          4.65
6 Months                       4.90            4.90           4.90          4.90
12 Months                      5.15            5.15           5.15          5.15
18 Months                      5.50            5.50           5.50          5.50
24 Months                      7.25            7.45           7.65          7.90
                                .20             .20            .20           .25


Non Food Clerks/Service Clerks:

                   10/01/93     10/01/94     10/01/95     10/01/96
Start             $    4.75    $    4.75    $    4.75    $    4.75
6 Months               5.00         5.00         5.00         5.00
12 Months              5.25         5.25         5.25         5.25
18 Months              5.75         5.75         5.75         8.35
24 Months              7.95         8.35         8.75         9.15
                        .30          .40          .40          .40
Non Food Clerks/Service Clerks and Porters hired after 10/01/93:

                   10/01/93     10/01/94     10/01/95     10/01/96
Start             $    4.75    $    4.75    $    4.75    $    4.75
6 Months               5.00         5.00         5.00         5.00
12 Months              5.25         5.25         5.25         5.25
18 Months              5.75         5.75         5.75         5.75
24 Months              6.00         6.00         6.00         6.00
30 Months              6.25         6.25         6.25         6.25
36 Months              6.50         6.50         6.50         6.50
42 Months              7.00         7.00         7.00         7.00
45 Months              7.95         8.35         8.75         9.15
                                     .40          .40          .40